Exhibit 5.1

Cooley

Mark Ballantyne
+1 703 456 8084
mballantyne@cooley.com

March 18, 2024

Cardlytics, Inc.
675 Ponce de Leon Avenue NE
Suite 4100
Atlanta, Georgia 30308

Ladies and Gentlemen:

We have acted as counsel to Cardlytics, Inc., a Delaware corporation (the “Company”), in connection with the offering by the Company of shares of the Company’s common stock, par value $0.0001 (“Common Stock”), having aggregate sale proceeds of up to $50,000,000 (the “Shares”), pursuant to a Registration Statement on Form S-3 (No. 333-276738) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included in the Registration Statement (the “Base Prospectus”), and the prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act (together with the Base Prospectus, the “Prospectus”). The Shares are to be sold by the Company pursuant to the Equity Distribution Agreement, dated March 18, 2024, between the Company and Evercore Group L.L.C., BofA Securities, Inc. and Cantor Fitzgerald & Co. (the “Agreement”), as described in the Prospectus.

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and the Prospectus, (b) the Agreement, (c) the Company’s certificate of incorporation and bylaws, each as currently in effect, and (d) such other records, documents, opinions, certificates, memoranda and instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials, and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

We have assumed (i) that each sale of Shares will be duly authorized by the Board of Directors of the Company, a duly authorized committee thereof or a person or body pursuant to an authorization granted in accordance with Section 152 of the General Corporation Law of the State of Delaware (the “DGCL”), (ii) that no more than 8,000,000 Shares will be sold under the Agreement pursuant to the Prospectus and (iii) that the price at which the Shares are sold will equal or exceed the par value of the Shares. We express no opinion to the extent that future issuances of securities of the Company, anti-dilution adjustments to outstanding securities of the Company or other matters cause the number of shares of the Common Stock issuable under the Agreement to exceed the number of shares of common stock then available for issuance by the Company.

Our opinion is expressed solely with respect to the DGCL. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

One Freedom Square, Reston Town Center, 11951 Freedom Drive, Reston, VA 20190-5656
T: (703) 456-8000 F: (703) 456-8100 www.cooley.com

Exhibit 5.1

Cooley

Cardlytics, Inc.
March 18, 2024
Page Two

On the basis of the foregoing, in reliance thereon and subject to the qualifications set forth herein, we are of the opinion that the Shares, when sold and issued against payment therefor in accordance with the Agreement, the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

This opinion is limited to the matters expressly set forth in this letter, and no opinion should be implied or may be inferred beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we have no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

We consent to the reference to our firm under the heading “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K to be filed with the Commission for incorporation by reference into the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

Cooley LLP

By: __/s/ Mark Ballantyne______________
Mark Ballantyne
One Freedom Square, Reston Town Center, 11951 Freedom Drive, Reston, VA 20190-5656
T: (703) 456-8000 F: (703) 456-8100 www.cooley.com